Exhibit 23.2

Crowe Chizek and Company LLC

Member Horwath International

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BankFinancial and Subsidiaries Associate Investment Plan of our report dated March 4, 2005, with respect to the consolidated financial statements of BankFinancial MHC, Inc. included in the Registration Statement on Form S-1 (File No. 333-119217) and related prospectus of BankFinancial Corporation.

Crowe Chizek and Company LLC

Oak Brook, Illinois

August 16, 2005